UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2025

Chenghe Acquisition II Co.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42123	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11

South Beach Tower

Singapore 189767

(Address of principal executive offices) (Zip Code)

(+65) 9851 8611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHEB.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	CHEB	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CHEB.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On January 24, 2025, Yuan Yixuan provided notice to the board of directors (the “Board”) of Chenghe Acquisition II Co. (the “Company”) of her resignation from her positions as chief executive officer and member of the Board. Ms. Yuan’s resignation from her positions as chief executive officer and member of the Board is not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Chief Executive Officer

Effective January 28, 2025, the Board, upon recommendation by the Nominating and Corporate Governance Committee of the Board (the “Committee”), appointed Dr. Shibin Wang, age 47, as chief executive officer of the Company, in addition to his role as Chairman of the Board.

There are no family relationships between Dr. Wang and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K, nor are there any transactions between Dr. Wang or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Dr. Wang and any other persons pursuant to which Dr. Wang was selected as the chief executive officer of the Company.

Appointment of Director

Effective January 28, 2025, the Board, upon recommendation by the Committee, appointed Mr. Lyle Wang, age 26, as a director of the Board, in addition to his role as chief financial officer of the Company.

There are no family relationships between Mr. Wang and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K, nor are there any transactions between Mr. Wang or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Wang and any other persons pursuant to which Mr. Wang was selected as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition II Co.

Date: January 30, 2025	By:	/s/ Shibin Wang
Shibin Wang
Chairman of the Board